                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 19, 2000

                              IXL ENTERPRISES, INC.
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

              DELAWARE                                000-26167                             58-2234342
      (STATE OF INCORPORATION)                (COMMISSION FILE NUMBER)           (IRS EMPLOYER IDENTIFICATION NO.)


                                1900 EMERY STREET
                                ATLANTA, GA 30318
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (800) 573-5544
                         (REGISTRANT'S TELEPHONE NUMBER)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 17, 2000, iXL Enterprises, Inc. ("iXL") announced the proposed acquisition of Interactive Corporate Communications, Inc., a New York Corporation, ("ICC") by its subsidiary Consumer Financial Network, Inc. The acquisition was structured as a merger of ICC with and into CFN Merger Corp., Inc., a Delaware corporation and a wholly-owned subsidiary of Consumer Financial Network. The parties executed an Agreement and Plan of Merger (the "Merger Agreement") and a Voting and Indemnity Agreement, each dated April 17, 2000. The closing of the acquisition occurred on May 19, 2000 after applicable regulatory approval and approval of the stockholders of ICC were obtained.

         The consideration for this merger was paid in Consumer Financial Network's common stock, warrants, options, and cash. Consumer Financial Network issued approximately 16,670,957 shares of its common stock, valued for the purpose of this acquisition at $4.00 per share. Certain ICC warrant and option holders respectively received warrants to purchase 3,413,980 shares and options to purchase 4,691,826 shares of Consumer Financial Network's common stock. These warrants and options were issued at varying exercise prices between $.70 and $3.96 per share and with varying vesting schedules. The remainder of the purchase price was paid to non-accredited ICC shareholders, holders of fractional ICC shares, and ICC note holders who received an aggregate of $4,038,365.72 in cash. The shares of Consumer Financial Network common stock issued to ICC's shareholders were not registered with the Securities and Exchange Commission.

         ICC develops, markets, and sells software to corporations. This software enables employees to manage corporate benefits over the intranet, extranet or the Internet. From an employee's computer at work or offsite, the employee can compare and select medical benefits, complete a time card, read the employee manual, check the status of periodic reviews, or utilize other employee resources. Similarly, a manager may approve a employee's time card, look at past reviews, complete a new employee review, or even set-off a chain of events to increase privileges for an employee who has been promoted. ICC is located in New York, New York and has approximately 95 employees.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(c)      Exhibits.


         2.1 Agreement and Plan of Merger dated as of April 17, 2000 by and among Consumer Financial Network, Inc., CFN Merger Corp, Inc. and Interactive Corporate Communications, Inc.

         2.2 Voting and Indemnity Agreement dated as of April 17, 2000 by and among Consumer Financial Network, Inc, CFN Merger Corp, Inc. and certain Interactive Corporate Communications, Inc. shareholders.

         99.1 Press Release: Consumer Financial Network Acquires iClick and Health Pages to Create Industry's Only Complete Employee Centric Portal Solution.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     iXL Enterprises, Inc.

                                                     By: /s/ Mark Steele
                                                        -----------------------
                                                        Mark Steele
                                                        Senior Vice President

Dated:  June 5, 2000




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                                  Exhibit Index

2.1 Agreement and Plan of Merger dated as of April 17, 2000 by and among Consumer Financial Network, Inc., CFN Merger Corp, Inc. and Interactive Corporate Communications, Inc.

2.2 Voting and Indemnity Agreement dated as of April 17, 2000 by and among Consumer Financial Network, Inc, CFN Merger Corp, Inc. and certain Interactive Corporate Communications, Inc shareholders.

99.1 Press Release: Consumer Financial Network Acquires iClick and Health Pages to Create Industry's Only Complete Employee Centric Portal Solution





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